UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 24, 2014 (January 20, 2014)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Ascent Solar, Inc. (the "Company") held a Special Meeting of Stockholders ("Special Meeting") on January 20, 2014. The matters voted upon at the Special Meeting and the results of such voting are set forth below.

Proposal 1 - Approval of the issuance of certain shares of common stock pursuant to the Securities Purchase Agreement dated June 30, 2013.

Votes For	Votes Against	Abstain	Broker Non-Votes
21,832,649	964,337	2,932,990	17,824,515

Proposal 1 was approved.

Proposal 2 - Approval of the issuance of certain shares of common stock pursuant to the Securities Purchase Agreement dated October 28, 2013.

Votes For	Votes Against	Abstain	Broker Non-Votes
24,690,661	967,628	71,687	17,824,515

Proposal 2 was approved.

Proposal 3 - To approve an amendment to the Company's certificate of incorporation to approve an increase in the number of authorized shares of the Company's common stock from 125,000,000 to 250,000,000.

Votes For	Votes Against	Abstain	Broker Non-Votes
37,811,235	5,279,200	464,056	—

Proposal 3 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

January 24, 2014	By:	/s/ William M. Gregorak
Name: William M. Gregorak
Title: Vice President and Chief Financial Officer